REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM




Shareholders and Board of Directors
Stratton Monthly Dividend REIT Shares, Inc.
Plymouth Meeting, Pennsylvania


In planning and performing our audit of the financial statements of Stratton Monthly Dividend REIT Shares,
Inc., for the year ended December 31, 2007, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Fund's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting.   In fulfilling this
responsibility, estimates and judgments by management
are required to assess the expected benefits and
related costs of controls.   A company's internal
control over financial reporting is a process designed
to provide reasonable assurance regarding the
reliability of financial reporting and the preparation
of financial statements for external purposes in
accordance with accounting principles generally
accepted in the United States of America.   Such
internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation
of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency exists when the design or operation of a
control does not allow management or employees, in the
normal course of performing their assigned functions,
to prevent or detect misstatements on a timely basis.
A significant deficiency is a deficiency, or
combination of deficiencies, in internal control over
financial reporting that is less severe than a
material weakness, yet important enough to merit
attention by those responsible for oversight of the
company's financial reporting.    A material weakness
is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Shareholders and Board of Directors
Stratton Monthly Dividend REIT Shares, Inc.
Page Two




Our consideration of the Fund's internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be significant deficiencies or
material weaknesses under standards established by the
Public Company Accounting Oversight Board (United
States).   However, we noted no deficiencies in Fund's
internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of December 31, 2007.

This report is intended solely for the information and use of management, Shareholders and Board of Directors of Stratton Monthly Dividend REIT Shares, Inc. and the
Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





TAIT, WELLER & BAKER LLP
/s/ Tait, Weller & Baker LLP
Philadelphia, Pennsylvania
February 15, 2008